UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 18, 2014

Date of Report (Date of earliest event reported)

Searchlight Minerals Corp.

(Exact name of Registrant as specified in its charter)

Nevada	000-30995	98-0232244
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2360 W. Horizon Ridge Pkwy., Suite #100, Henderson, Nevada 89052

(Address of principal executive offices)

(Zip Code)

(702) 939-5247

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

Because of the Company’s continuing liquidity needs, certain of the officers, directors, employees, consultants and affiliates of Searchlight Minerals Corp, a Nevada corporation (“we,” “us,” “our” or the “Company”)  have voluntarily agreed to relinquish certain accrued salary and other amounts owed to them which in the aggregate total $1,008,957.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2014, the Company granted stock options to the following named executive officers in the following numbers:

Named Executive Officer	Options issued

Martin B. Oring, Chief Executive Officer	3,500,000
Melvin L. Williams, Chief Financial Officer	500,000
Carl S. Ager, Vice President, Secretary, and Treasurer	1,000,000

All the awards listed above vested have a five year term and have an exercise price of $0.41 per share, which represents the closing price of the Company’s common stock as reported on the Nasdaq Stock Market website on December 18, 2014. A portion of such options were issued pursuant to our existing stock option plans. Such option grants were unanimously recommended by the Compensation Committee and approved by the Board of Directors. The grants were in part made after consideration of the facts that during the prior three years of service of the three officers named above, such officers have not received any options or increases in compensation during this time frame, while they continued to devote significant time and attention in the operations of the Company which the Board felt was instrumental in meeting the recently announced milestones.

The Company, for the same reasons stated in the immediately preceding paragraph, also issued an additional 3,390,000 options and warrants to certain non-employee directors, employees and consultants with the same vesting, term and exercise price.

On December 23, 2014, the Board of Directors issued an aggregate of 8,080,000 stock options and warrants to officers, directors, employees, consultants and affiliates. Such awards were granted in part to align such the interest of such recipients with those of the shareholders and to incentivize their continued efforts. Included in this issuance were options issued to the following individuals:

Named Executive Officer	Options issued

Martin B. Oring, Chief Executive Officer	1,154,000
Melvin L. Williams, Chief Financial Officer	824,000
Carl S. Ager, Vice President, Secretary, and Treasurer	1,014,000

All the awards listed above vest have a five year term, and have an exercise price of $0.50 per share, which represents an exercise price over 50% in excess of the Company's closing price as reported on the Nasdaq Stock Market website on December 23, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Dated: December 24, 2014	By:	/s/ Martin B. Oring
Martin B. Oring
Chief Executive Officer

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